AMP INCORPORATED

 DEFERRED STOCK ACCUMULATION PLAN FOR OUTSIDE DIRECTORS


     AMP Incorporated (the "Corporation"), by action of its Board of Directors taken effective as of January 1, 1996, adopted the AMP Incorporated Deferred Stock
Accumulation Plan for Outside Directors (the "Plan"), pursuant to which eligible members of its Board of Directors will receive phantom share credits to a Deferred Stock Accumulation Account to be maintained under the Plan. The Plan will be maintained and administered by the Corporation under the terms and conditions hereinafter set forth.

     1. Effective Date. The Plan shall be effective as of January 1, 1996.

     2. Eligibility. Any member of the Board of Directors of the Corporation who is not and has never been an employee of the Corporation or of a subsidiary or affiliate of the Corporation shall herein be referred to as an Outside Director. Any Outside Director serving as of December 31, 1995 shall be eligible to become a Participant under the Plan by making the election to participate described in Section 3 below. Except as provided in Section 11 below, any Outside Director who first becomes a director of the Corporation on or after January 1, 1996 shall become a Participant hereunder as of the date first elected to so serve.

     3. Participation Election. Each Outside Director serving as of December 31, 1995 will be required to make a one time irrevocable election during the first calendar quarter of 1996 either to become a Participant in the Plan for the balance of his or her period of service as a director of the Corporation or to continue during such period as a participant in the AMP Incorporated
Retirement Plan for Outside Directors (the "Retirement
Plan"). Any such Outside Director who elects to become a Plan Participant thereby waives any and all claim to future benefit payments under the terms of the AMP
Incorporated Retirement Plan for Outside Directors, in consideration for which the Outside Director shall receive an opening credit to his or her Deferred Stock
Accumulation Account under the Plan determined in accordance with Section 4(b) below.

     4.   Deferred Stock Accumulation Accounts.  A
Deferred Stock Accumulation Account shall be established and maintained under the Plan in the name of each Participant as follows:

          (a) An Outside Director first elected to the Corporation's Board of Directors on or after January 1,
1996 shall have 300 phantom shares of Corporation common stock credited to his or her Deferred Stock Accumulation
Account as of the date so elected. Thereafter, on each subsequent January 1 occurring during the Outside
Director's continuing Board service, an additional 300 phantom shares of Corporation common stock shall be credited to his or her Deferred Stock Accumulation
Account, subject to an overall limitation under the Plan of ten 300-share allocations.

          (b)  An Outside Director serving as of December
31, 1995 who makes the Plan participation election described in Section 3 above shall have an opening phantom share balance in his or her Deferred Stock
Accumulation Account as of January 1, 1996 equal to 300 times the lesser of ten or the Outside Director's number of full or partial prior calendar years of Board service
(including calendar year 1996).  For example, an Outside
Director first elected in July 1992, would have an opening balance of 300 times five, or 1500 shares, where five results from counting 1992, 1993, 1994, 1995 and 1996 as full or partial prior calendar years of Board service. An additional 300 phantom shares of Corporation common stock shall be credited on January 1, 1997 and each subsequent January 1 during the Outside Director's continuing Board service, subject to the overall per Participant limitation under the Plan of ten 300-share allocations.

          (c)  Phantom shares in an Outside Director's
Deferred Stock Accumulation Account will have no voting rights or other rights of a shareholder, except that such phantom shares will be credited with dividends as further described in Section 4(d) below.

          (d) As of each of the Corporation's quarterly dividend payment dates commencing with March 1, 1996, a Participant shall be deemed entitled to a cash dividend on each phantom share credited to his or her Deferred
Stock Accumulation Account on the related record date equal to the per share cash dividend then payable to the Corporation's shareholders. The aggregate amount of such cash dividend equivalents shall be accounted for under the Plan as having been reinvested by the Participant on the dividend payment date in further phantom shares of Corporation common stock, with the Participant's Deferred
Stock Accumulation Account being credited as of the dividend payment date with the additional number of phantom shares attributable to such reinvestment of the dividend equivalents. For this purpose, the mean between the high and the low prices at which Corporation common stock traded on the New York Stock Exchange on the dividend payment date (or, if such date is not a trading date, the most recent prior trading date) shall be the per share price at which the dividend equivalents are reinvested in further phantom shares of Corporation common stock.

          (e) In the event of any change in the common stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or a rights offering to purchase common stock at a price substantially below fair market value, or of any similar change affecting the common stock, the value and attributes of each phantom share under the Plan shall be appropriately adjusted consistent with such change to the same extent as if such phantom shares were, instead, issued and outstanding shares of common stock of the Corporation.

     5. Vesting. The value of a Participant's Deferred Stock Accumulation Account shall be fully vested and nonforfeitable upon the earliest of the date the Participant has completed five years of continuous Board service with the Corporation (i.e., on the fifth anniversary of the original date of election as an Outside Director), the date of the Participant's 72nd birthday, or the date of the Participant's death while serving on the Corporation's Board of Directors. The entire value of a Participant's Deferred Stock Accumulation Account shall be forfeited if the Participant terminates Board service with the Corporation (other than on account of death or retirement upon attainment of age 72) prior to completion of five years of continuous Board service with the Corporation.

     6.   Payment of Deferred Stock Accumulation Account.

          (a)  As of any date, the value of a
Participant's Deferred Stock Accumulation Account shall be equal to the number of phantom shares then credited to the account times the mean between the high and the low prices at which Corporation common stock traded on the New York Stock Exchange on the most recent prior trading date. Upon the termination of a Participant's Board service, the value of the Participant's Deferred Stock
Accumulation Account, if vested, shall be payable in cash to the Participant either in a single lump sum or in up to ten annual installments, as elected and placed on file with the Corporation by the Participant at the time of first becoming a Plan Participant. This election as to form of payment may be changed by the Participant by filing a new written election with the Corporation at any time prior to a year and a day before the date of termination of Board service.

          (b) If a single lump sum payment is elected, payment in cash of the vested value of the Deferred Stock
Accumulation Account as of the date of termination of Board service shall be made within thirty days of the termination date.

          (c) If installment payments are elected, the first annual installment payment will be made within 30 days of the date of termination of Board service, and annual installments subsequent to the initial installment shall be made in each succeeding January until completed.
The amount of the initial installment payment shall be equal to the value of the account on the date of termination of Board service divided by the number of years in the installment payment period. The amount of each subsequent installment payment shall be equal to the value of the account on the first day of January of the distribution year divided by the then-remaining number of years in the installment payment period. Pending distribution of the second through final installments of any installment distribution, the undistributed balance of the Participant's Deferred Stock Accumulation Account shall continue to be deemed invested in phantom shares of the Corporation's common stock, with quarterly dividends continuing to be reinvested in further phantom shares as during the Participant's active period of Board service.

     7.   Change in Control.

          (a) In the event of a "Change in Control" of the Corporation followed by an Outside Director's cessation of service to the Corporation, the entire balance of the Deferred Stock Accumulation Account of the Outside Director under the Plan shall be immediately due and payable to the Outside Director in a single lump sum, notwithstanding the vesting requirements in Section 5 above and form of payment specified pursuant to Section 6 above.

          (b)  The term "Change in Control" shall mean:

               (i)  the acquisition of beneficial
ownership (other than from the Corporation) by any person, entity or "group", within the meaning of Section
13(d)(3) or Section 14(d)(2) of the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), excluding, for this purpose, the Corporation or its subsidiaries, or any employee benefit plan of the Corporation or its subsidiaries that acquires beneficial ownership of voting securities of the Corporation (within the meaning of Rule
13d-3 promulgated under the Exchange Act), of 30% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of Directors; or

               (ii) a change in the persons constituting the Board of Directors of the Corporation as it existed in the immediately preceding calendar year (the
"Incumbent Board") such that the Directors of the Incumbent Board no longer constitute a majority of the Board of Directors; provided that any person becoming a Director in a subsequent year whose election, or nomination for election, by the Corporation's shareholders was approved by a vote of at least a majority of the Directors then comprising the Incumbent
Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

               (iii) approval by the shareholders of
the Corporation of a reorganization, merger or consolidation, in each case with respect to which persons who were the shareholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of Directors of the reorganized, merged or consolidated corporation's then outstanding voting securities; or

               (iv) a liquidation or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation.

     8.   Designation of Beneficiary.  If an Outside
Director dies prior to receiving the entire balance of his or her Deferred Stock Accumulation Account under the Plan, any balance remaining in his or her account shall be paid in a lump sum as soon as practicable to the Outside Director's designated beneficiary or, if the Outside Director has not designated a beneficiary in writing to the Corporation, to his estate. Any designation of beneficiary may be revoked or modified at any time by the Outside Director.

     9.   Unsecured Obligation of Company.  The
Corporation's obligations to establish and maintain accounts for each eligible Outside Director and to make payments to him or her under this Plan shall be general unsecured obligations of the Corporation, and the Outside
Directors with an account under the Plan shall at all times be general unsecured creditors of the Corporation.
The Corporation shall be under no obligation to establish any separate fund, purchase any annuity contract, or in any other way make special provision or specifically earmark any funds for the payment of any amounts called for under this Plan, nor shall this Plan or any actions taken under or pursuant to this Plan be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any eligible Outside
Director, his designated beneficiary, executors or administrators, or any other person or entity. It is the intention of the Corporation that at all times the Plan be unfunded for income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of
1974, as amended. If the Corporation chooses to establish a fund or make any other arrangement to provide for the payment of any amounts called for under this Plan, such fund or arrangement shall conform to the terms of the model trust described in Revenue Procedure 92-64
(1992-33 IRB 16).

     10.  Withholding of Taxes.  The rights of an Outside
Director to payments under this Plan shall be subject to the Corporation's obligations at any time to withhold income or other taxes from such payments.

     11. Designation of Alternate Plan. If, at the time an Outside Director is first elected to serve as a director of the Corporation, he or she requests to be designated a participant in the Retirement Plan rather than the Plan, the Nominating and Governance Committee in its sole and absolute discretion may so designate the requesting Outside Director as a participant in the Retirement Plan. Under such circumstances, the Outside
Director will not become a Participant hereunder.

     12.  Assignability.  No portion of an Outside
Director's account, right or benefit under the Plan is subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or attachment or garnishment by creditors of the Outside Director, except by will or the laws of descent and distribution or by such other means as the Committee may approve from time to time.

     13.  Administration.  The Plan shall be a
administered by the Nominating and Governance Committee of the Corporation's Board of Directors. The Committee shall have full and final authority in its sole and absolute discretion to: (i) interpret the provisions of the Plan and to decide all questions of fact arising in its application, and its interpretation and decisions shall be in all respects final, conclusive and binding;
(ii) impose such conditions on the payment of Plan benefits as it deems appropriate; and (iii) make all other determinations, rules and regulations necessary or advisable for the administration of the Plan. No member of the Committee shall be personally liable for any action taken or determination made in respect to the administration of the Plan if made in good faith.

     14. Amendments and Termination. This Plan may be amended or terminated at any time by the Board of Directors. No amendment or termination shall affect an Outside Director's Deferred Stock Accumulation Account existing on the date such amendment or termination occurs.

     15. Governing Law. The Plan shall be construed in accordance with and governed by the laws of Pennsylvania.



          To evidence the adoption of the Plan, the Corporation has caused its authorized officers to execute this Plan document this 28th day of March 1996.



                                   AMP Incorporated
           /s/  D. F. Henschel         /s/  J. E. Marley
Attest:  _____________________  By:  ______________________

                                Its:  Chairman of the Board









director\stkaccplan